                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 LHS GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   (LHS LOGO)

LHS GROUP INC.
Six Concourse Parkway
Suite 2700
Atlanta, Georgia 30328

                                  May 3, 1999

Dear Stockholder:

     On behalf of the Board of Directors and management of LHS Group Inc. (the "Company"), I cordially invite you to the 1999 Annual Meeting of Stockholders to be held on Monday, June 7, 1999 at 9:00 a.m. at The Westin Atlanta North at Perimeter, Seven Concourse Parkway, Atlanta, Georgia.

     At the Annual Meeting, stockholders will be asked to: (a) elect two directors in Class II to serve until the 2002 Annual Meeting of Stockholders, or until their successors are duly elected and qualified; and (b) ratify the appointment of independent accountants. These matters are fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at the meeting.

     If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

                                           Sincerely,
                                           /S/HARTMUT LADEMACHER
                                           Hartmut Lademacher
                                           Chairman of the Board
                                           and Chief Executive Officer

                                 LHS GROUP INC.
                             SIX CONCOURSE PARKWAY
                                   SUITE 2700
                             ATLANTA, GEORGIA 30328
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 1999
                             ---------------------

     NOTICE HEREBY IS GIVEN that the 1999 Annual Meeting of Stockholders of LHS Group Inc., a Delaware corporation (the "Company"), will be held at The Westin Atlanta North at Perimeter, Seven Concourse Parkway, Atlanta, Georgia on Monday, June 7, 1999 at 9:00 a.m., local time, for the purposes of:

          1. Electing two directors in Class II to serve until the 2002 Annual Meeting of Stockholders;

          2. Ratifying the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 1999; and

          3. Transacting such other business as properly may come before the Annual Meeting or any adjournments thereof.

     Information relating to the foregoing matters is set forth in the attached Proxy Statement. Only stockholders of record at the close of business on April 23, 1999 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be made available for inspection by stockholders at the offices of the Company during the ten days prior to the Annual Meeting.

                                        By Order of the Board of Directors.
                                        /s/Scott A. Wharton
                                        Scott A. Wharton
                                        Secretary

Atlanta, Georgia
May 3, 1999

PLEASE READ THE ATTACHED PROXY STATEMENT AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                 LHS GROUP INC.
                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 1999

                             ---------------------

     This Proxy Statement is being furnished to the stockholders of LHS Group Inc. ("LHS" or the "Company"), a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1999 Annual Meeting of Stockholders of the Company and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Monday, June 7, 1999 at 9:00 a.m., local time, at The Westin Atlanta North at Perimeter, Seven Concourse Parkway, Atlanta, Georgia.

     The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is May 3, 1999.

                                     VOTING

GENERAL

     The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Holders of Common Stock are entitled to cast one vote for each share held on the record date on each matter submitted to the stockholders at the Annual Meeting.

     The record date for the determination of stockholders who are entitled to receive notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as the close of business on April 23, 1999. On the record date, 52,974,055 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum at the Annual Meeting.

     In accordance with Delaware law (under which the Company is organized) and the Company's Bylaws, directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote in the election (Proposal 1), provided a quorum is present. As a result, shares that are withheld from voting on the proposal will not be included in the vote totals and will have no effect. With regard to Proposal 2, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval. Abstentions will be included in the number of shares present or represented and entitled to vote on each proposal, but broker "non-votes," which occur when a nominee holding shares for a beneficial owner votes on a proposal but is not entitled to vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner with regard to such other proposal, will not be so included. As a result, shares that are abstained from voting on Proposal 2 will have the same effect as a vote against the proposal, but broker non-votes will have no effect.

PROXIES

     The accompanying proxy card is for use at the Annual Meeting if a stockholder is unable to attend in person or is able to attend but does not wish to vote in person. Stockholders should specify their choices with regard to each proposal on the enclosed proxy card. All properly executed and dated proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the

Annual Meeting in accordance with the instructions given. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted "FOR" the election of the two director nominees named in Proposal 1 and "FOR" the ratification of the directors' appointment of independent auditors described in Proposal 2. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     The giving of a proxy does not affect the right to vote in person should the stockholder attend the Annual Meeting. Any stockholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to Scott A. Wharton, the Secretary of the Company, at Six Concourse Parkway, Suite 2700, Atlanta, Georgia 30328, by executing and delivering to Mr. Wharton a proxy card bearing a later date, or by voting in person at the Annual Meeting. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

     In addition to soliciting proxies directly, the Company has requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. The Company also may solicit proxies through its directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

                                STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999, by (a) each person who is known by the Company to own more than 5% of the Company's Common Stock,
(b) each director and nominee for director, (c) each executive officer named in the Summary Compensation Table herein and (d) all directors and executives officers as a group.

                                                                 SHARES        PERCENT
                                                              BENEFICIALLY    OF CLASS
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)     OWNED(1)(2)
            ------------------------------------              ------------   -----------
5% STOCKHOLDERS
General Atlantic Partners, LLC(3)...........................    8,161,343       15.4%
Dr. Joachim Hertel(4).......................................    4,269,740        8.0%
DIRECTORS
Hartmut Lademacher(5).......................................   19,541,644       36.9%
William O. Grabe(3).........................................    8,314,578       15.7%
William E. Ford(3)..........................................    8,271,343       15.6%
Ulf Bohla(6)................................................       60,000          *
Jerry W. Braxton(7).........................................      150,477          *
Dr. Wolf Gaede(8)...........................................      357,786          *
George F. Schmitt(9)........................................       67,280          *
OTHER NAMED EXECUTIVE OFFICERS
Dr. Hansjorg Beha(9)........................................       76,875          *
Erik Froberg(9).............................................      175,000          *
Bruce T. Leonard(9).........................................      112,500          *
All executive officers and directors as a group (9
  persons)(10)..............................................   24,650,902       46.0%

---------------

  *  Less than one percent (1%).
 (1) The persons and entities named in the table have sole voting and investment power with regard to all shares shown as beneficially owned by them, except as noted below. Information is as of March 31, 1999 unless otherwise indicated. Pursuant to the rules of the Securities and Exchange Commission, the number of shares of Common Stock beneficially owned by a specified person or group includes shares issuable pursuant to convertible securities, warrants and options held by such person or group which may be converted or exercised within 60 days after March 31, 1999. Such shares are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person or group.
 (2) Based on 52,973,318 shares of Common Stock outstanding as of March 31,
     1999.
 (3) Includes (a) 4,941,006 shares of common stock held by General Atlantic Partners 23, L.P. ("GAP 23"), (b) 2,040,931 shares of common stock held by General Atlantic Partners 31, L.P. ("GAP 31"), (c) 1,179,406 shares of common stock owned by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"),
     (d) 10,000 shares of common stock and options to purchase an additional 100,000 shares of common stock held by Mr. Ford, and (e) 91,235 shares of common stock held by Mr. Grabe and 6,000 shares of common stock held by each of Mr. Grabe's two minor children. We refer to GAP 23, GAP 31 and GAP Coinvestment as the "General Atlantic Stockholders." The general partner of GAP 31 and GAP 23 is General Atlantic Partners, LLC ("GAP LLC"). The managing members of GAP LLC are Steven A. Denning, David C. Hodgson, J. Michael Cline, William O. Grabe, Peter L. Bloom, William E. Ford and Franchon M. Smithson. The managing member of GAP LLC are the general partners of GAP Coinvestment. Messrs. Ford and Grabe, directors of the Company, are managing members of GAP LLC and general partners of GAP Coinvestment. Mr. Ford and Mr. Grabe disclaim beneficial ownership of shares owned by the General Atlantic Stockholders, except to the extent of their respective pecuniary interests therein. The General Atlantic Stockholders disclaim beneficial ownership of the shares of common stock and options to purchase common stock held by Mr. Ford and the shares of common stock held by Mr. Grabe and his minor children. The address for the General Atlantic Stockholders, GAP LLC, Mr. Ford and Mr. Grabe is c/o of General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.
 (4) The address for Dr. Hertel is 3913 Merriweather Woods, Alpharetta, Georgia 30022.
 (5) Includes (a) options to purchase 114,064 shares of Common Stock and (b) 14,077,580 shares, the beneficial holders of which have granted to Mr. Lademacher the right to vote such shares in his discretion. The voting rights expire on December 31, 1999. The address of Mr. Lademacher is LHS Group Inc., Six Concourse Parkway, Suite 2700, Atlanta, Georgia 30328.
 (6) Includes options to purchase 60,000 shares of Common Stock.
 (7) Includes options to purchase 146,477 shares of Common Stock.
 (8) Includes options to purchase 137,786 shares of Common Stock. Dr. Gaede was not an executive officer of the Company as of April 8, 1999.
 (9) Consists of options to purchase shares of Common Stock. Dr. Beha, Mr. Froberg and Mr. Leonard were not executive officers of the Company as of March 31, 1999.
(10) Includes options to purchase 607,464 shares of Common Stock.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     Pursuant to the Company's Certificate of Incorporation and Bylaws, the authorized number of directors of the Company is seven, and the Board is divided into three classes as nearly equal in number as possible. The directors in each class are elected by the stockholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors expires each year at the Annual Meeting of Stockholders, and a new class of directors is elected by the stockholders each year at that time.

     At the Annual Meeting, the terms of two directors, William O. Grabe and George F. Schmitt, will expire, and the Board of Directors has nominated each of these individuals to stand for re-election as directors at the Annual Meeting. If elected by the stockholders, each of the nominees will serve as directors in Class II for a three-year term which will expire at the Annual Meeting of Stockholders in 2002. If either of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located and nominated, or by resolution provide for a lesser number of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RE-ELECT WILLIAM O. GRABE AND GEORGE F. SCHMITT AS DIRECTORS OF THE COMPANY FOR A THREE-YEAR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2002 AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth certain information regarding the two nominees for director and the five incumbent directors whose terms as directors will continue following the Annual Meeting.

     CLASS II DIRECTORS NOMINATED TO SERVE UNTIL THE 2002 ANNUAL MEETING OF
                                  STOCKHOLDERS
William O. Grabe      Mr. Grabe, age 60, has been a director of the Company since
                      December 1995. Mr. Grabe is a managing member of GAP LLC
                      and has been with GAP LLC since April 1992. Prior to April
                      1992, Mr. Grabe was Corporate Vice President and General
                      Manager, Marketing & Services for IBM US. Mr. Grabe is a
                      director of Compuware Corporation, Marcam Solutions, Inc.,
                      Baan Company N.V and Coda Group Plc., all of which are
                      software companies, and is also a director of Gartner
                      Group, an information technology consulting company. He is also a director of a number of privately held software
                      companies.
George F. Schmitt     Mr. Schmitt, age 55, has been a director of the Company
                      since October 1996. He has served as President and as a
                      member of the Board of Directors of Omnipoint
                      Communications, Inc., a PCS carrier, since October 1995.
                      From November 1994 to September 1995, Mr. Schmitt was
                      President and Chief Executive Officer of PCS PrimeCo L.P.,
                      a PCS services provider formed by AirTouch Communications,
                      Bell Atlantic, NYNEX and U.S. West. From November 1993 to
                      November 1994, Mr. Schmitt was Executive Vice President of
                      International Operations of AirTouch Communications. From
                      January 1990 to March 1994, he served as Vice President of
                      Pacific Telesis Group, a predecessor of AirTouch
                      Communications. Mr. Schmitt is also a director of Objective
                      Systems Integrators, Inc. and Telesoft partners.
    CLASS I DIRECTORS TO SERVE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS
Ulf Bohla             Mr. Bohla, age 55, has been a director of the Company since
                      December 1995. He was Chairman of the Board of Vebacom
                      GmbH, a telecommunications service provider, from July 1994 through July 1998. He was General Manager of
                      Telecommunications and Vice President of International
                      Marketing Operations for IBM Deutschland from 1970 to 1994.
                      While with IBM, Mr. Bohla also acted as Director of the
                      North German Region.

Jerry W. Braxton      Mr. Braxton, age 52, has served as the Company's Executive
                      Vice President, Chief Financial Officer and Treasurer since
                      August 1996 and as a director of the Company since
                      September 1996. Before joining LHS, Mr. Braxton served as
                      Chief Financial Officer of National Data Corporation, a
                      provider of transaction processing services and software
                      applications systems, from 1992 to 1996. From 1976 to 1992,
                      Mr. Braxton was employed by Contel Corporation, a
                      telecommunications services provider, where he last served as Vice President/Controller and Treasurer.
   CLASS III DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS
William E. Ford       Mr. Ford, age 37, has been a director of the Company since
                      December 1995. Mr. Ford is a managing member of GAP LLC and has been with GAP LLC since July 1991. From August 1987 to
                      July 1991, Mr. Ford was an associate with Morgan Stanley &
                      Co. Incorporated. Mr. Ford is also a director of E* Trade
                      Group, an electronic discount brokerage company, Envoy
                      Corporation, a health insurance claims processing company, and GT Interactive, Mapics, Inc., and SS&C Technologies,
                      all of which are software companies.
Dr. Wolf J. Gaede     Dr. Gaede, age 42, has been a director of the Company since
                      September 1996 and served the Company as Executive Vice
                      President and General Counsel from January 1997 through
                      March 1999, and as Secretary through November 1998. From
                      1991 to January 1997, Dr. Gaede was a partner with the
                      German law firm of Oppenhoff & Radler. From 1989 to 1991,
                      Dr. Gaede served with the law firm of Fischotter & Luther
                      in Hamburg, Germany and the law firm of Fulbright,
                      Jaworski, Reavis & McGrath in New York, New York. From 1986
                      to 1989, Dr. Gaede acted as Adjunct Professor at the
                      University of Hamburg, Germany.
Hartmut Lademacher    Mr. Lademacher, age 50, is one of the founders of the
                      Company and has served as Chairman of the Board and Chief
                      Executive Officer since the Company's inception in October
                      1990. From 1973 to October 1990, Mr. Lademacher was
                      employed by IBM in Germany where he last served as Manager of Project Marketing.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company conducts its business through meetings of the full Board and through committees of the Board, including an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). During the Company's fiscal year ended December 31, 1998, the Board of Directors held four meetings, the Compensation Committee held one meeting and the Audit Committee held two meetings. Each director attended at least 75% of all meetings of the Board of Directors, including the meetings of the committees of the Board of Directors.

     The Audit Committee is responsible for reviewing and making recommendations regarding the Company's independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The Audit Committee is comprised of William E. Ford, who serves as Chairman of the Committee, and George F. Schmitt.

     The Compensation Committee approves compensation arrangements for officers and key employees of the Company, establishes general levels of compensation for all other employees of the Company, and administers the Company's Stock Incentive Plan. The Compensation Committee is comprised of William O. Grabe, who serves as Chairman of the Committee, and Ulf Bohla.

     The Board of Directors as a whole functions as a nominating committee to select management's nominees for election to the Board. The Board of Directors will also consider nominees recommended by stockholders. For a description of requirements regarding stockholder nominations and other proposals, see "Stockholders' Proposals for the 2000 Annual Meeting."

DIRECTOR COMPENSATION

     Directors do not receive cash retainers or fees for attendance at meetings of the Board of Directors or committees of the Board but are reimbursed for reasonable expenses incurred by them in connection with their attendance at Board and committee meetings.

     In lieu of cash compensation, the Company in 1996 granted non-qualified options to purchase 100,000 shares of Common Stock to each of the seven directors of the Company. The exercise price of all options held by current directors is $2.65 per share, and these options expire in 2006. These options are immediately exercisable into non-vested restricted shares of Common Stock, or vest at the rate of 25% one year from the date of the option grant and 1.56% on the monthly anniversary of the grant date in each of the succeeding 48 months. The restrictions on 25% of the restricted shares lapse one year from the date of the option grant, and the restrictions on 1.56% of the shares lapse on the monthly anniversary of the grant date in each of the succeeding 48 months.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation for 1998 earned by the Chief Executive Officer of the Company and the four other most highly compensated (in terms of salary and bonus) executive officers of the Company (collectively, the "Named Executive Officers").

                            SUMMARY OF COMPENSATION

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                        ANNUAL COMPENSATION                AWARDS
                                                 ---------------------------------    -----------------
                                                                      OTHER ANNUAL    SHARES UNDERLYING
NAME AND PRINCIPAL POSITION                       SALARY     BONUS    COMPENSATION       OPTIONS (#)
---------------------------                      --------   -------   ------------    -----------------
Hartmut Lademacher......................  1998   $540,000        --     $60,118(1)              --
  Chairman of the Board and               1997    519,233        --     108,168(1)              --
  Chief Executive Officer                 1996    353,870        --      58,341(2)         400,000
Jerry W. Braxton(3).....................  1998    250,000        --      12,300(4)              --
  Executive Vice President, Chief         1997    250,000        --          --                 --
  Financial Officer and Treasurer
Dr. Hansjorg Beha(5)....................  1998    215,000        --      31,486(6)              --
Erik Froberg(7).........................  1998    300,000        --      17,385(8)              --
                                          1997    288,469        --      66,213(8)              --
                                          1996    124,594   $37,378      37,871            800,000
Dr. Wolf J. Gaede(9)....................  1998    350,000        --      12,300(10)             --
                                          1997    350,000        --      64,884(10)             --
Bruce T. Leonard(11)....................  1998    200,000        --          --                 --

---------------

 (1) Consists of allowances for personal use of a Company-provided automobile in both the United States and Europe of $58,387 and $56,177 in 1998 and 1997, respectively, and for personal transportation of and $21,062 in 1997, tuition reimbursement for Mr. Lademacher's children of $17,702 in 1997, deferred compensation of $11,496 in 1997, and premiums for life insurance of $1,731 and $1,731 in 1998 and 1997, respectively.
 (2) Represents the value of personal use of a Company-provided automobile in both the United States and Europe.
 (3) Mr. Braxton's employment with the Company commenced on August 28, 1996.
 (4) Consists of allowance for personal use of a Company-provided automobile.
 (5) Dr. Beha resigned from his position as Executive Vice President-Technology effective March 29, 1999.
 (6) Consists of allowances for expenses of $22,486 incurred in connection with Dr. Beha's relocation from Germany to the United States and $9,000 for personal use of a Company-provided automobile.
 (7) Mr. Froberg's employment with the Company commenced on August 12, 1996. Mr. Froberg resigned from his position as Executive Vice President of the Company effective February 17, 1999.
 (8) Consists of allowances for personal transportation of $43,270 in 1997, and for personal use of a Company-provided automobile of $11,000 and $22,250 in 1998 and 1997, respectively, premiums for life insurance of $692 in 1997 and $6,385 tuition reimbursement for Mr. Froberg's children in 1998.
 (9) Dr. Gaede's employment with the Company commenced on January 1, 1997, and Dr. Gaede became a member of the Board of Directors of the Company on September 17, 1996. Dr. Gaede served the Company as Executive Vice President and General Counsel during 1998. Effective April 8, 1999, Dr. Gaede's employment with the Company was terminated by the Company's Board of Directors.
(10) Consists of allowances for expenses of $50,000 incurred in connection with Dr. Gaede's relocation from Germany to the United States in 1997, for personal use of a Company-provided automobile of $12,300 in 1998 and 1997, respectively, and for personal transportation of $2,584 in 1997.
(11) Mr. Leonard resigned from his position as President of the Company effective August 31, 1998.

EMPLOYMENT AGREEMENTS

     Jerry Braxton, Executive Vice President, Chief Financial Officer and Treasurer of the Company, entered into an employment agreement with the Company on August 28, 1996. The agreement provides for base compensation of $175,000 per year, which amount is reviewed annually by the Board of Directors or a committee thereof based on its assessment of Mr. Braxton's performance, and was subsequently increased to $250,000 per year effective as of November 1, 1996. The agreement also provides for an annual performance bonus of up to $50,000 and options to purchase 200,000 shares of Common Stock at $5.30 per share, which options vest rateably over a five year period. The agreement with Mr. Braxton may be terminated by either Mr. Braxton or the Company upon 90 days notice.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company did not grant any stock options to the Named Executive Officers during the fiscal year ended December 31, 1998.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information regarding (a) the number of shares of Common Stock received upon exercise of options by the Named Executive Officers in the fiscal year ended December 31, 1998, (b) the net value realized upon such exercise, (c) the number of unexercised options held as of December 31, 1998 and (d) the aggregate dollar value of unexercised options held at December 31, 1998.

 AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                               VALUE OF
                                                                                              UNEXERCISED
                                                         NUMBER OF SECURITIES UNDER-         IN-THE-MONEY
                                                          LYING UNEXERCISED OPTIONS           OPTIONS AT
                              SHARES                       AT DECEMBER 31, 1998(#)      DECEMBER 31, 1998($)(1)
                             ACQUIRED         VALUE      ---------------------------   -------------------------
NAME                      ON EXERCISE(#)   REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                      --------------   -----------   ---------------------------   -------------------------
Hartmut Lademacher......      44,686       $2,548,992           43,751/201,563          $ 2,142,705/$9,871,547
Jerry W. Braxton........     134,000       $6,822,802           50,170/179,830          $ 2,457,076/$8,807,174
Dr. Hansjorg Beha.......     120,000       $2,880,844           30,000/450,000          $  877,500/$19,162,500
Erik Froberg............     247,500       $8,542,497          112,500/400,000          $5,509,688/$11,590,000
Dr. Wolf J. Gaede.......     193,605       $8,139,783           52,132/154,263          $ 2,553,165/$7,555,000
Bruce T. Leonard........     200,000       $5,743,752           50,000/550,000          $1,393,750/$15,331,250

---------------

(1) Value is based on the difference between the option exercise price and the fair market value of $51.625 per share at December 31, 1998 multiplied by the number of shares underlying the option.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

INTRODUCTION

     The Compensation Committee is responsible for developing the Company's executive compensation policies and advising the Board of Directors with respect to such policies. In April 1997, the members of the Compensation Committee, William O. Grabe, who serves as Chairman of the Compensation Committee, and Ulf Bohla, were appointed. Prior to the establishment of the Compensation Committee, all matters regarding executive compensation were addressed by the entire Board of Directors. The Compensation Committee's goal is to implement a competitive compensation program which will attract and retain talented executives and provide incentives to management to enhance Company performance and stockholder value.

COMPENSATION POLICIES

     The Committee establishes compensation according to the following guiding principles:

          (a) Compensation should be directly linked to the Company's operating and financial performance.

          (b) Total compensation should be competitive when compared to compensation levels of executives of companies against which the Company competes for management.

          (c) Performance-related pay should be a significant component of total compensation, placing a substantial portion of an executive's compensation at risk.

COMPENSATION PRACTICES

     Compensation for executives includes base salary, annual bonuses and long-term incentive awards. Consistent with the above principles, a substantial proportion of executive compensation depends on Company performance and on enhancing stockholder value.

     Base Salary. The Company uses externally-developed compensation surveys to assign a competitive salary range to each salaried position, including executive positions. The Committee sets actual base salary levels for the Company's executives based on recommendations by management. The Committee bases its decisions on the executive's performance, the executive's position in the salary range and the executive's experience.

     Annual Bonus. The Company employs a formal system for developing measures of and evaluating executive performance. Bonuses are determined with reference to quantitative measures established by the Committee each year. Each of these factors is weighted. At the beginning of each year, the Committee also approves performance targets relating to the quantitative measures that, if achieved, will establish a bonus pool equal to the sum of the individual target bonuses for all executives. The Committee also establishes performance targets that could result in a range of bonus payouts from a minimum of zero to a maximum bonus payout of 150% of target bonus. At the end of the year, Company performance, as compared to the quantitative measures described above, determines the bonus pool for the executive group. Target bonuses for individual executives are in the range of 25% to 60% of base salary. The Committee retains the discretion to adjust any individual bonus if deemed appropriate.

     In 1998, the quantitative measures for bonus payments were revenue and earnings before interest and taxes ("EBIT"). The maximum possible bonus payout was 150% of target.

     Although the Company's performance in fiscal 1998, with revenue above target and EBIT above target, satisfied the quantitative measures designated to fund bonuses at the maximum level, the Committee decided not to award bonuses to the Company's executives in part due to the performance of the Company's Common Stock and the corresponding value of stock options previously granted to executives and in part to reward non-executive management and other professional employees with greater incentive bonuses.

     For 1999, the Committee determined that the quantitative measure for bonus payments would remain revenue and EBIT and that the maximum possible bonus payout would be 150% of target.

     Long-Term Incentives. Long-term incentives are designed to link management reward with the long-term interests of the Company's stockholders. Currently, the Committee grants stock options as long-term incentives. Individual stock option awards are based on level of responsibility, the Company's stock ownership objectives for management and the Company's performance versus certain financial performance objectives. Currently, the Committee anticipates annual option grants to the eligible employee group of less than 4% of the outstanding Common Stock, which would include option grants to be used by the Company in recruiting senior management. The Company's long-term performance ultimately determines the level of compensation resulting from stock options, since stock option value is entirely dependent on the long-term growth of the Common Stock price.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Hartmut Lademacher, Chairman of the Board and Chief Executive Officer of the Company, has an employment agreement with LHS with a stated term of three years that began on January 1, 1997, but may be terminated at any time by either party upon 90 days notice to the other party. The agreement provides for salary in 1997 of $540,000 for Mr. Lademacher, which salary is to be adjusted annually by the Board of Directors or a committee thereof based on its assessment of Mr. Lademacher's performance. The agreement does not provide for any bonus compensation and, despite Mr. Lademacher's continuing contribution to the success of the Company, the Compensation Committee does not currently intend to award Mr. Lademacher with any bonus compensation in the future. The employment agreement further provides that LHS will provide Mr. Lademacher with an automobile, pay for disability insurance and otherwise allow Mr. Lademacher to participate in all benefit programs offered by the Company. The agreement also contains covenants relating to (i) the non-disclosure of confidential information; (ii) the protection of inventions and other developments; (iii) the non-solicitation of customers; and (iv) the non-recruitment of the Company's employees.

POLICY WITH RESPECT TO DEDUCTIBILITY OF COMPENSATION EXPENSE

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction that the Company may take with respect to the compensation of certain executive officers, unless the compensation is "performance based" as defined in the Code. The LHS Group Inc. Stock Incentive Plan is designed to comply with the Internal Revenue Service ("IRS") requirements for deductibility of performance-based compensation.

CONCLUSION

     The Company's compensation program described above is designed to closely link pay with performance and the creation of stockholder value. The Compensation Committee believes that the program has been and will continue to be successful in supporting the Company's financial, growth and other business objectives.

                             COMPENSATION COMMITTEE

                           William O. Grabe, Chairman
                                   Ulf Bohla

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of William O. Grabe, who serves as the Chairman of the Committee, and Ulf Bohla. There were no compensation committee interlocks during 1998.

                              CERTAIN TRANSACTIONS

     A subsidiary of the Company leases office space in Frankfurt, Germany from a corporation that is owned in part by Hartmut Lademacher (25%) and Dr. Joachim Hertel (25%). During the fiscal year ended December 31, 1998, the Company made lease payments totaling $316,000 to this corporation.

     In connection with the E-Plus project in Dusseldorf, Germany, a subsidiary of the Company leases housing space for certain of its employees. This space is owned by a partnership in which Hartmut Lademacher and Dr. Joachim Hertel are one-third partners. During the fiscal year ended December 31, 1998, the Company made lease payments of approximately $66,000 to the partnership.

     During 1998, the Company paid $103,000 to H.L. Aircraft Leasing Company for the use of its aircraft. Hartmut Lademacher is the sole proprietor of H.L. Aircraft Leasing Company.

     The Company believes that each of the above transactions was on terms no less favorable to the Company than could have been obtained from unaffiliated third parties on an arm's-length basis. The Company has adopted a policy requiring that all transactions between the Company and its officers, directors or other affiliates, or entities in which such person has an interest, must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm's-length basis and must be approved in advance by a majority of the Company's directors who have no interest in the transaction.

                            STOCK PERFORMANCE GRAPH*

     The Company's Common Stock began trading on the Nasdaq National Market on May 16, 1997 in connection with the Company's initial public offering. The price information reflected for the Common Stock in the following performance graph represents the closing sales price of the Common Stock for the period from May 16, 1997 through December 31, 1998. The performance graph compares the cumulative stockholder returns on the Common Stock with the S&P 500 Index and a Peer Index (as described below) over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Peer Index on May 16, 1997, and reinvestment of all dividends).

               Measurement Period                    LHS Group         S&P Group          S&P 500
             (Fiscal Year Covered)                      Inc.             Index             Index
05/16/97                                                    100.00            100.00            100.00
06/30/97                                                    227.60            101.85            104.48
09/30/97                                                    238.96            110.68            112.31
12/31/97                                                    310.39            104.21            115.53
03/31/98                                                    478.90            139.63            131.65
06/30/98                                                    684.42            157.96            135.99
09/30/98                                                    504.55            152.42            122.46
12/31/98                                                    536.36            188.62            148.55

                                                              1997    1998
                                                              ----    ----
LHS GROUP INC...............................................  310%    536%
THE S&P 500 INDEX...........................................  116%    149%
PEER INDEX..................................................  105%    189%

     Total return calculations for the S&P 500 Index and the Peer Index were prepared by Media General Financial Services. The Peer Index is composed of the stocks of certain companies included in the Nasdaq Computer and Data Processing Index. Specific information regarding the companies comprising the Peer Index will be provided to any stockholder upon request to Scott A. Wharton, the Secretary of the Company.
---------------

* This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. The stock price performance shown on this graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's directors and executive officers and any persons who beneficially own more than 10% of the Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons beneficially owning more than 10% of the Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required of those persons, the Company believes that during the fiscal year ended December 31, 1998, all of its directors, executive officers and beneficial owners of more than 10% of the Common Stock compiled with applicable Section 16(a) filing requirements.

      PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Ernst & Young LLP to serve as independent accountants of the Company for the fiscal year ending December 31, 1999. The Board has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Ernst & Young LLP has served as independent accountants of the Company since 1995 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

              STOCKHOLDERS' PROPOSALS FOR THE 2000 ANNUAL MEETING

     Nominations by stockholders of persons for election as directors and other proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders, together with certain related information specified in Rule 14a-8 of the Securities and Exchange Commission, must be submitted in writing to the Company on or before December 31, 1999 in order for such matters to be included in the Company's proxy materials for the 2000 Annual Meeting. All such proposals, nominations and related information should be submitted on or before such date by certified mail, return receipt requested, to Scott A. Wharton, the Secretary of the Company, Six Concourse Parkway, Suite 2700, Atlanta, Georgia 30328. Nominations and other proposals of Stockholders that are submitted to the Company after such date may not be submitted for action by the Company's Stockholders at the 2000 Annual Meeting.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

                                          By Order of the Board of Directors.
                                          /s/ SCOTT A. WHARTON
                                          Scott A. Wharton
                                          Secretary

Atlanta, Georgia
May 3, 1999
                             ---------------------

     The Company's 1998 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. Such materials do not form any part of the material for the solicitation of proxies.

PROXY                            LHS GROUP INC.
                                ATLANTA, GEORGIA
                      1999 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of LHS Group Inc. (the "Company"), Atlanta, Georgia, hereby constitutes and appoints Hartmut Lademacher and Jerry W. Braxton, or either one of them, each with full power of substitution, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders to be held on Monday, June 7, 1999 at 9:00 a.m. at The Westin Atlanta North at Perimeter, Seven Concourse Parkway, Atlanta, Georgia, or at any adjournments thereof (the "Annual Meeting"), upon the proposals (the "Proposals") described in the Notice to the Holders of Common Stock of the Annual Meeting of Stockholders and Proxy Statement, both dated May 3, 1999, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any stockholder proposals subsequently presented for a vote of the stockholders at the Annual Meeting, as well as on the election of any person as a director if a director nominee named herein is unable to serve or for good cause will not serve, and on matters incident to the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote FOR the Proposals.

    PROPOSAL 1 -- ELECTION OF DIRECTORS. On the Proposal to elect the following directors in Class II to serve until the 2002 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified:

William O. Grabe
George F. Schmitt

   FOR [ ]                                             WITHHOLD AUTHORITY [ ]

    To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:
--------------------------------------------------------------------------------

    PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS. On the Proposal to ratify the appointment of Ernst & Young LLP to serve as independent accountants of the Company for the fiscal year ending December 31, 1999:

                 FOR [ ]                              AGAINST [ ]
                             WITHHOLD AUTHORITY [ ]

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. AT PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED TO A VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING.

                                                  Number of Shares Held:

                                                  ------------------------------

                                                  ------------------------------
                                                     Signature of Stockholder

                                                  ------------------------------
                                                   Signature of Stockholder (If
                                                          held jointly)


                                                  Dated:------------------, 1999
                                                        Month          Day

                                                  Please sign exactly as your
                                                  name appears on your stock
                                                  certificate and date. Where
                                                  shares are held jointly, each
                                                  stockholder should sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee, or
                                                  guardian, please give your
                                                  full title. If the holder is a
                                                  corporation, please sign in
                                                  full corporate name by the
                                                  president or other authorized
                                                  officer. If the holder is a
                                                  partnership, please sign in
                                                  full partnership name by an
                                                  authorized person.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LHS GROUP INC.
          AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.